UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

SAND HILL IT SECURITY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 926-7022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 8, 2006, the Company announced that on May 31, 2006, the Company entered into a Second Amendment (the “Second Amendment”) to the Agreement and Plan of Merger by and among the Company, its wholly-owned subsidiary Sand Hill Merger Corp., a Delaware corporation and St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), dated October 26, 2005, as amended by that certain First Amendment to Merger agreement, dated December 15, 2005 (the “Merger Agreement”). The Company also announced that on June 2, 2006, the Company filed Amendment No. 3 to its previously filed Form S-4 registration statement with the Securities and Exchange Commission in connection with the Company's proposed merger with St. Bernard Software, Inc. A copy of the press release announcing the Second Amendment and the filing of the registration statement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 8, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAND HILL IT SECURITY ACQUISITION CORP.

Date: June 8, 2006	By:	/s/ Humphrey P. Polanen
	Name:	Humphrey P. Polanen
	Title:	Chief Executive Officer